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                                         Filed Pursuant to Rule 424(b)(3) of the
                                              Securities Act of 1933, as Amended
                                            Registration Statement No. 333-40315



                        INTERNEURON PHARMACEUTICALS, INC.


                     PROSPECTUS SUPPLEMENT DATED MAY 5, 1998
                  TO REOFFER PROSPECTUS DATED NOVEMBER 14, 1997


         This Prospectus Supplement (the "Supplement") is a supplement and should be read in conjunction with the Reoffer Prospectus dated November 14, 1997 ("Reoffer Prospectus"). Of the Shares offered for resale by the Selling Stockholders pursuant to the Reoffer Prospectus, the initial vesting cycle of an aggregate of 225,000 Shares subject to restricted stock awards granted under 1997 Equity Incentive Plan (the "Plan") was originally scheduled to commence in January 1998. In accordance with certain provisions of the Plan providing for the automatic extension of vesting of Shares in the event of and during a "Black-Out Period," as defined in the Plan, the initial vesting cycle for these 225,000 Shares was extended to a period commencing May 6, 1998.





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              The date of this Prospectus Supplement is May 5, 1998